Exhibit 10.1

TRANSITION AGREEMENT
This TRANSITION AGREEMENT (the “Agreement”) is entered into by and among the undersigned (“Executive”), TOI Management, LLC, a Delaware limited liability company (“Management”), and The Oncology Institute, Inc., a Delaware corporation (“Parent” and, together with Management and their direct and indirect subsidiaries, the “Company”), effective as of June 11, 2023 (the “Effective Date”). The Company and Executive are collectively referred to as the “Parties.”
WITNESSETH:
WHEREAS, Management and Executive are parties to that certain Amended and Restated Employment Agreement, dated December 16, 2019 (the “Employment Agreement”);
WHEREAS, Executive’s employment with the Company will terminate effective as of June 30, 2023 (such date, or any earlier date on which Executive’s employment with the Company terminates, the “Transition Date”), and Executive will remain as a non-employee member of the board of directors of Parent (the “Board”) in the role of Vice Chairman following the Transition Date; and
WHEREAS, in connection with Executive’s transition, the Parties desire to set forth the terms and conditions of the transition arrangements on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual promises and covenants between the Parties, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and incorporating the recitals set forth above, the Parties agree as follows:
1.    Employment Period.
(i)Transition Date. The Transition Date will occur on June 30, 2023, or such earlier date on which Executive’s employment with the Company terminates for any reason. The Parties acknowledge that the Transition Date will constitute the date of Executive’s “separation from service” (as defined in Treasury Regulation Section 1.409A-1(h)).
(ii)Employment Period; At-Will Employment. During the period commencing on the Effective Date and ending on the Transition Date (the “Employment Period”), Executive shall continue to be employed by the Company. The Company and Executive acknowledge that Executive’s employment is and shall continue to be at-will, as defined under applicable law, and that Executive’s employment with the Company may be terminated by either Party at any time for any or no reason, with or without notice. If Executive’s employment terminates for any reason, Executive shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided in this Agreement.
(iii)Duties and Responsibilities. During the Employment Period, Executive will continue to serve the Company as an employee in the role of Chief Executive Officer, reporting to the Board. In such role, Executive shall be subject to the direction of the Board and to such limits upon Executive’s authority as the Board may from time to time impose. Executive shall be subject to and comply with the policies and procedures generally applicable to employees of the Company to the extent the same are not inconsistent with any term of this Agreement.
(iv)Exclusive Services. During the Employment Period, Executive shall serve and will perform such duties as are customarily associated with his position. Executive agrees to devote his full working time and attention to the business affairs of the Company during the Employment Period.
(v)Compensation During Employment Period. As compensation for the services to be rendered by Executive to the Company during the Employment Period, Executive shall be paid the following compensation and benefits:

(1)Base Salary. For the period commencing on the Effective Date and ending on the Transition Date, the Company shall continue to pay to Executive his base salary at the rate in effect on the Effective Date, payable in accordance with the Company’s usual pay practices (and in any event no less frequently than monthly).
(2)Annual Bonus. Subject to Section 3, Executive will be eligible for a pro-rated annual bonus for fiscal year 2023.
(3)Benefits. Executive shall be entitled to participate in benefits under the Company’s benefit plans and arrangements, including, without limitation, any employee benefit plan or arrangement made available in the future by the Company to its senior level employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. The Company shall have the right to amend or delete any such benefit plan or arrangement made available by the Company to its senior level employees and not otherwise specifically provided for herein.
(4)Expenses. The Company shall reimburse Executive for reasonable out-of-pocket business expenses incurred in connection with the performance of his duties hereunder, subject to such policies as the Company may from time to time establish, and Executive furnishing the Company with evidence in the form of receipts satisfactory to the Company substantiating the claimed expenditures.
(5)Vacation or Paid Time Off. Executive shall be entitled to such periods of vacation or paid time off (“PTO”) each year as provided from time to time under the Company’s vacation or PTO policy and as otherwise provided for similarly-situated executive employees.
(6)Equity Awards. During the Employment Period, Executive’s equity awards granted by Parent shall continue to vest in accordance with the terms of the award agreements and the equity plans pursuant to which such equity awards were issued. Upon the Transition Date, Executive’s outstanding equity awards will be treated as provided in Section 3.
(7)Other Arrangements. As of the Effective Date, except as provided herein, the Employment Agreement will terminate and shall be superseded in all respects by this Agreement.
1.Termination and Transition Date Matters.
(a)Transition Date. Effective as of the Transition Date, Executive’s employment with the Company will terminate, and Executive will continue as a non-employee member of the Board in the role of Vice Chairman. The Transition Date will be the termination date of Executive’s employment with the Company and any of its affiliates for all purposes, including active participation in and coverage under all benefit plans and programs sponsored by or through the Company and its affiliates, except as provided in this Agreement. Executive acknowledges that he will cease serving as an executive officer of the Company and as the Chief Executive Officer of the Company and any of its affiliates on the Transition Date. Executive hereby confirms his resignation from all positions he holds with the Company and any of its affiliates, other than his continued status as a member of the Board in the role of Vice Chairman, effective as of the Transition Date. In accordance with applicable law, on the Transition Date, the Company will issue to Executive his final paycheck, reflecting his earned but unpaid base salary and accrued, unused vacation or PTO through the Transition Date.
(b)Expenses. The Company will reimburse Executive for any and all reasonable and necessary business expenses incurred by Executive in connection with the performance of his job duties prior to the Transition Date in accordance with the Company’s policies, which expenses shall be submitted to the Company with supporting receipts and/or documentation no later than thirty (30) days after the Transition Date.
(c)Benefits. Subject to Section 3, and except as otherwise required by applicable law, Executive’s entitlement to health benefits from the Company, and eligibility to participate in the Company’s health benefit plans, shall cease on the Transition Date, except to the extent Executive elects to and is eligible to receive continued healthcare coverage pursuant to the provisions of the Consolidated

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Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for himself and any covered dependents. Executive’s entitlement to other benefits from the Company, and eligibility to participate in the Company’s other benefit plans and programs which are offered to employees, shall cease on the Transition Date.
(d)Director Compensation. Following the Transition Date, Executive will be compensated for Executive’s service as Vice Chairman of the Board in accordance with the Company’s policy for non-employee members of the Board (the “Director Compensation Policy”), including the cash compensation and equity awards to be provided thereunder, provided that, notwithstanding the foregoing or anything to the contrary in the Director Compensation Policy, on the Effective Date, Executive will receive a pro-rated annual restricted stock unit (“RSU”) award for service on the Board for the 2023-2024 service year, which RSUs shall vest as provided in the Director Compensation Policy.
2.Severance Benefits.
(a)Severance Benefits. Provided the Transition Date occurs on June 30, 2023 (or any earlier date other than as a result of Executive’s resignation), in consideration for Executive’s agreement to be bound by the terms of this Agreement, including but not limited to Section 11 and Section 4 of the Employment Agreement, and subject to the occurrence of the Release Effective Date (as defined below) within thirty (30) days following the Transition Date, the Company agrees to provide Executive with the following:
(i)(A) Executive’s base salary at the time of such termination for a period equal to twelve (12) months thereafter (the “Severance Period”), payable over the Severance Period in accordance with the Company’s usual payroll practices, with the first installment to be paid on the first regularly-scheduled payroll date following the Release Effective Date (which first installment will include any installments that would have been paid following the Transition Date in accordance with the Company’s usual payroll practices but for the requirement that the Release Effective Date occur prior to payment), plus (B) during the Severance Period, subject to applicable law, payment or reimbursement of all premiums for medical benefits, dental benefits, and vision benefits election by Executive for himself and his dependents pursuant to the continuation of medical coverage under COBRA, including Section 4980B of the Code (as defined below) and Sections 601 through 608, inclusive, of the Employee Retirement Income Security Act of 1974, which amounts shall be deemed to be taxable income to Executive.
(ii)Executive shall be eligible to receive an amount equal to fifty percent (50%) of his annual bonus for 2023 (which is the pro-rated amount given his half-year of service) (the “2023 Bonus”). The final amount of the 2023 Bonus shall be determined by the Board in its discretion based on Company performance and individual contributions to the Company. Any 2023 Bonus payable shall be paid when annual bonuses are paid to Company employees generally but in all events prior to March 15, 2024.
(iii)The Company shall reimburse Executive up to $10,000 for career coaching and/or professional networking expenses incurred during the Severance Period, to assist him in finding a new role.
(iv)Executive holds stock options (the “Stock Options”) to purchase shares of Parent’s common stock issued to Executive by the Company pursuant to Parent’s equity plans and certain stock option agreements (the “Stock Option Agreements”). As of the Transition Date, all of Executive’s unvested Stock Options shall terminate. Executive’s vested Stock Options shall be governed by the terms and conditions of the Stock Option Agreements and the equity plans under which such Stock Options were granted. Notwithstanding anything to the contrary contained in the Stock Option Agreements and the equity plan under which such Stock Options were granted, subject to the occurrence of the Release Effective Date and Executive’s continued compliance with the terms of this Agreement, the period of time during which Executive may exercise his vested Stock Options following the Transition Date shall be extended through the later of (x) June 30, 2024, or (y) ninety (90) days following the completion of Executive’s service as a member of the Board, whichever is later (but in no event beyond the original expiration date of such Stock Options). In the event Executive accepts a position with a Competitor (as defined below), as determined by the Board in its discretion, the post-termination exercise period shall be

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ninety (90) days, per the terms of the Executive’s equity agreement, following such termination of service. For purposes of this Agreement, “Competitor” means either (i) a hematology and oncology practice in the same geographical location in which the Company then operates, or (ii) a management service organization managing hematology and oncology practices in the same geographical location in which the Company then operates.
(v)Executive also holds RSUs issued to Executive by Parent pursuant to Parent’s equity plans and certain RSU agreements (the “RSU Agreements”). Notwithstanding anything to the contrary contained in the RSU Agreements and the equity plans under which such RSUs were granted, subject to the occurrence of the Release Effective Date and Executive’s continued compliance with the terms of this Agreement, (i) such portion of Executive’s unvested RSUs as are eligible to vest on or before June 30, 2024 shall continue to vest in accordance with the vesting schedules provided in the RSU Agreements, subject to and based on Executive’s continued service as a member of the Board through the applicable vesting dates, up to a maximum of 95,112 RSUs, and (ii) all of Executive’s remaining RSUs that are not eligible to vest during such period, representing 258,221 RSUs, shall be forfeited on June 30, 2023; provided that, in the event Executive accepts a position with a Competitor, as determined by the Board in its discretion, any unvested RSUs then held by Executive shall immediately cease vesting and shall terminate without any further action on the part of Executive or Parent. For the avoidance of doubt, it is not intended that any RSUs shall vest on an accelerated basis as a result of a Change of Control (as defined in Parent’s equity plan) following June 30, 2023. For the avoidance of doubt, the RSUs issued to Executive as compensation for his Board service for the 2023-2024 Board year are separate from, and shall not be counted as part of, the 95,112 maximum RSU vesting limit.
(vi)Executive also holds restricted earn-out shares issued pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 28, 2021, to which Parent was a party, which earn-out shares are unvested and subject to forfeiture as of the Transition Date (the “Earn-out Shares”). Executive’s Earn-out Shares shall be governed by the terms and conditions of the Merger Agreement.
For purposes of this Agreement, the payments and benefits set forth in this Section 3(a) shall be referred to as the “Severance Benefits”. The Severance Benefits shall be the exclusive severance benefits to which Executive is entitled, unless Executive has breached the provisions of this Agreement, in which case Section 11(c) shall apply. Executive understands that Executive will not be entitled to the Severance Benefits in the event Executive breaches the terms of this Agreement or if the Release Effective Date does not occur on or before the date that is thirty (30) days following the Transition Date.
(b)Release. As a condition to Executive’s receipt of the Severance Benefits, Executive shall execute and not revoke a general release of all claims in favor of the Company (the “Release”) in the form attached hereto as Exhibit B. The date on which Executive’s Release becomes effective and nonrevocable is referred to herein as the “Release Effective Date.” In the event the Release Effective Date does not occur within the thirty (30) day period following the Transition Date, Executive shall not be entitled to the aforesaid Severance Benefits.
(c)Acknowledgment. Executive acknowledges that, other than the compensation set forth in Section 2 paid to him as provided therein and the Severance Benefits, he has or will have received all wages, accrued but unused vacation or paid time off, and other benefits due him as a result of his employment with and termination of employment from the Company. Executive shall not be required to mitigate the amount of any payment provided for under this Agreement by seeking other employment or in any other manner.
3.Release. Executive agrees that, in consideration of the payments and benefits which Executive is eligible to receive under this Agreement (except the Severance Benefits which shall serve as consideration for the Release to be provided pursuant to Section 3(b)), Executive makes this release on behalf of Executive and Executive’s successors, assigns, heirs, beneficiaries, executors, administrators, creditors, representatives, agents and affiliates (the “Releasing Parties”). The release is given to the Company and its parents, subsidiaries, affiliates, partners, and each of their predecessors, successors, and assigns and each and all of their respective past, present or future members, officers, directors, equity holders, trustees, representatives, employees, principals, agents, insurers, partners,

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lenders, attorneys, and other advisors; and any employee benefit plan established or maintained by the foregoing entities and their plan administrators (collectively, the “Released Parties”). In consideration of the promises and covenants set forth herein, Executive hereby fully, finally and irrevocably releases, acquits and forever discharges the Released Parties forever and unconditionally of and from any and all commitments, actions, debts, sums of money, claims, counterclaims, suits, causes of action, damages, penalties, demands, liabilities, obligations, costs, expenses, contracts, covenants, controversies, agreements, promises, judgments and compensation of every kind and nature whatsoever, past, present or future, at law or in equity, whether known or unknown, contingent or otherwise, existing or claimed to exist, which such Releasing Parties, or any of them, had, has or may have had at any time arising from the beginning of time through the date Executive signs this Agreement, against the Released Parties, or any of them, including those relating to or arising out of or from Executive’s service as an employee, officer and/or director of the Company and Executive’s termination of employment (the “Claims”). The Claims include Claims for (a) the payment of base salary; bonus; employee benefits; lost wages or benefits; any other compensation or benefits; compensatory damages; punitive damages; penalties; attorneys’ fees or costs; equitable relief; or any other form of damages or relief; (b) any discrimination claim based on race, religion, color, national origin, age, sex, sexual orientation or preference, disability, or other protected classification under the federal, state, municipal, or local laws of employment, including those arising under the common law, and any alleged violation of Title VII of the Civil Rights Act of 1964, the Equal Pay Act, the Civil Rights Act of 1991, Americans With Disabilities Act, the Employee Retirement Income Security Act of 1974, the Fair Labor Standards Act, the Family and Medical Leave Act, the Occupational Safety and Health Act, the Worker Adjustment and Retraining Notification Act, or the California Fair Employment and Housing Act, all as amended, and any other law; (c) wrongful termination, back pay, or future wage loss; (d) any other claim, whether in tort, contract or otherwise; and/or (e) any claim for costs, fees or other expenses, including attorneys’ fees. Notwithstanding the foregoing or anything herein to the contrary, nothing herein shall be deemed to release the Released Parties or any of them hereunder from and the term “Claim” shall exclude (i) any claims or other rights that either Party may have arising from a breach by the other Party of its obligations set forth in this Agreement; (ii) any claim, right or remedy of any of the Releasing Parties under, related to, arising out of or in connection with the provisions of this Agreement that survive the termination of Executive’s employment, or any of the Released Parties’ executory obligations under this Agreement; (iii) claims arising out of or relating to Executive’s indemnification rights under Section 20 of the Employment Agreement, which section is hereby incorporated herein by reference and shall survive the termination of the Employment Agreement, any and all applicable bylaws, articles of incorporation, insurance policies, California Labor Code Section 2802 and/or applicable law (including but not limited to indemnification relating to any lawsuits, claims, or other legal actions that have been or are hereafter brought against Executive in his capacity as an employee, director or officer or former director, employee, or officer, or otherwise arising out of Executive’s employment), as well as reasonable attorneys’ fees, costs, and expenses incurred by Executive in connection therewith; (iv) any claims or rights that cannot be waived or released as a matter of law; (v) claims with respect to the breach of any covenant to be performed by the Company or any Released Parties after the date of this Agreement; (vi) claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law; (vii) claims for workers’ compensation insurance benefits under the terms of any worker’s compensation insurance policy or fund of the Company; (viii) Executive’s right to bring to the attention of the Equal Employment Opportunity Commission or the California Department of Fair Employment and Housing claims or any other federal, state or local government agency of discrimination, harassment, retaliation or failure to accommodate, or from participating in an investigation or proceeding conducted by the Equal Employment Opportunity Commission or any other federal, state or local government agency; provided, however, that Executive does release his right to secure any damages for any such alleged treatment; or (ix) Executive’s right to communicate or cooperate with any government agency.
4.Release of Unknown Claims. Executive represents that Executive is not aware of any Claims other than the Claims that are released by this Agreement. Executive expressly acknowledges and agrees that the releases herein are general in nature and as broad as may be granted under applicable law, and that this Agreement fully and finally settles and forever resolves all of the Claims released hereby, even those which are unknown, unanticipated or unsuspected. Upon the advice of legal counsel, Executive hereto hereby acknowledges that Executive understands, and expressly waives, all benefits and protections under Section 1542 of the Civil Code of California, as well as under any other statutes, legal

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decisions or common law principles of similar effect to the extent that such benefits or protections may contravene the provisions of this Agreement. Section 1542 of the Civil Code of California states:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”
Executive hereto acknowledges that the foregoing waiver was separately bargained for and is a key element and material term of this Agreement.
5.Representations. Executive represents and warrants that Executive (a) has not filed, and there is not pending with any governmental agency or, any state or federal court, or any other forum, any charge or Claim against any of the Released Parties, and (b) is not aware of any facts that could give rise to a charge or Claim against any of the Released Parties.
6.No Assignment of Claims. Executive hereby represents to the Released Parties that Executive (a) is the sole owner of the Claims, (b) has not assigned any Claims or possible Claims against any Released Party, (c) fully intends to release all Claims against the Released Parties, including unknown and contingent Claims, (d) has the full right and power to grant, execute, and deliver the full and complete releases, undertakings, and agreements herein contained, and (e) has consulted with counsel with respect to the execution and delivery of this Agreement and has been fully apprised of the consequences hereof.
7.Covenant Not to Sue; Protected Activities. Executive covenants and agrees not to institute, or to authorize any person on behalf of Executive to institute, any action or proceeding against any of the Released Parties with respect to the released Claims. Executive understands that nothing contained in this Agreement shall (a) prohibit Executive from filing a charge with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other comparable federal agency, state agency or securities regulatory body (the “Government Agencies”); (b) prohibit Executive from reporting possible violations of law to an appropriate Government Agency in a confidential manner without notice to the Company as authorized in any whistleblower protection provisions of any federal or state law or regulation; (c) prohibit Executive from communicating directly with any governmental, law enforcement, regulatory or self-regulatory body; (d) limit Executive’s lawful opportunity to cooperate with or participate in any administrative proceeding or investigation that may be conducted by a Government Agency; (e) receive awards from a Government Agency as a result of reporting or cooperation; or (f) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Executive has reason to believe is unlawful. With respect to any information disclosed pursuant to this protected activity exception that may constitute confidential or proprietary information, Executive agrees to take all reasonable precautions to prevent any unauthorized use or disclosure to any parties other than the relevant agency or authority. Except as prohibited by applicable law, rule, or regulation, the payments paid to pursuant to this Agreement will be the sole monetary relief available to Executive, and Executive will not be entitled to recover, and agrees to waive, any additional personal monetary relief that may be sought from or awarded against the Company in the future without regard to who filed or brought such claim. However, this Agreement does not waive Executive’s right to receive an award for original information from any Government Agency, including but not limited to any such award pursuant to Section 21F of the Securities Exchange Act of 1934. Further, Executive’s participation in an investigation or other legal matter may include a disclosure of trade secret information provided that it must comply with the restrictions in the Defend Trade Secrets Act of 2016 (“DTSA”). The DTSA provides that no individual will be held criminally or civilly liable under Federal or State trade secret law for the disclosure of a trade secret that: (i) is made in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and made solely for the purpose of reporting or investigating a suspected violation of law; or, (ii) is made in a complaint or other document if such filing is under seal so that it is not made public. Also, an individual who pursues a lawsuit for retaliation by an employer for reporting a suspected violation of the law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court

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proceeding, if the individual files any document containing the trade secret under seal, and does not disclose the trade secret, except as permitted by court order.
8.Remedies. Subject to Section 8, Executive understands and agrees that, if Executive violates any of the commitments made in this Agreement, the Company may seek to recover the Severance Benefits and Executive agrees to pay the actual attorneys’ fees and expenses incurred by the Released Parties in enforcing this Agreement or in defending a released Claim.
9.Adequacy of Information. Executive hereby represents and warrants that Executive has access to adequate information regarding the scope and effect of the release set forth herein, and all other matters encompassed by this Agreement, to make a voluntary, informed, and knowledgeable decision with regard to entering into this Agreement. Executive further represents and warrants that Executive has not relied upon the Company in deciding to enter into this Agreement and has instead made Executive’s own independent analysis and decision to enter into this Agreement. The Company has advised, and hereby advises, Executive to consult an attorney prior to executing this Agreement which contains a general release and waiver.
10.Restrictive Covenants.
(a)Executive hereby expressly reaffirms his obligations under Section 4 of the Employment Agreement, a copy of which is attached to this Agreement as Exhibit A and incorporated herein by reference, and agrees that such obligations shall survive the Transition Date and the termination of the Employment Agreement and any termination of his services to the Company as if fully set forth herein.
(b)By signing below, Executive represents and warrants that he will, on or prior to the Transition Date, return to the Company all Company documents (and all copies thereof) and other Company property that Executive had in his possession at any time, including, but not limited to, Company files, notes, drawings, records, business plans and forecasts, financial information, specification, computer-recorded information, tangible property (including, but not limited to, computers, laptops, pagers, etc.), credit cards, entry cards, identification badges and keys and any materials of any kind which contain or embody any proprietary or confidential information of Company (and all reproductions thereof). Executive understands that, even if Executive does not sign this Agreement, he is still bound by any and all confidential/proprietary/trade secret information, non-disclosure and inventions assignment agreement(s) signed by Executive in connection with his employment with the Company pursuant to the terms of such agreement(s). Executive’s compliance with this Section 11(b) shall be a condition to his receipt of the Severance Benefits.
(c)In addition to all other rights and remedies available to the Company under law or in equity, and the remedies listed in Section 4(e) of the Employment Agreement, which section is incorporated herein by reference and shall continue to apply following the Transition Date as if fully set forth herein and shall survive the termination of the Employment Agreement, the Company shall be entitled to withhold all Severance Benefits from Executive in the event of his breach of this Section 11 or Section 4 of the Employment Agreement.
(d)Subject to Section 8, except in order to comply with law, regulation or legal process, or to enforce (or defend) their respective rights hereunder or the Employment Agreement or any other agreement with the Company or as described in Section 4(a)(iii) or Section 4(a)(iv) of the Employment Agreement, Executive and the Company mutually agree not to make any public disparaging or negative remarks, whether oral or written, about the other, including the Company or any of their respective equity holders, officers, directors, managers, and/or executives.
11.Sufficiency of Consideration. Executive acknowledges and agrees that the obligations of the Released Parties pursuant to this Agreement and the covenants contained therein provide good and sufficient consideration for every promise, duty, release, obligation, agreement and right contained in this Agreement.
12.Section 409A; Section 280G.

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(a)To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and Department of Treasury regulations and other interpretive guidance issued thereunder. The intent of the Parties is that payments and benefits under this Agreement comply with, or be exempt from Section 409A of the Code and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance with such intention. To the extent that any provision in this Agreement is ambiguous as to its compliance with or exemption from Section 409A of the Code, the provision shall be read in such a manner that no payments payable under this Agreement shall be subject to an “additional tax” as defined in Section 409A(a)(1)(B) of the Code. For purposes of Section 409A of the Code, any right to a series of installment payments under this Agreement shall be treated as a right to a series of separate payments. The Parties acknowledge that the Transition Date will constitute the date of Executive’s “separation from service” (as defined in Treasury Regulation Section 1.409A-1(h)) (“Separation from Service”).
(b)Any reimbursement of expenses or in-kind benefits payable under this Agreement shall be made in accordance with Treasury Regulation Section 1.409A-3(i)(1)(iv) and shall be paid on or before the last day of Executive’s taxable year following the taxable year in which Executive incurred the expenses. The amount of expenses reimbursed or in-kind benefits payable in one year shall not affect the amount eligible for reimbursement or in-kind benefits payable in any other taxable year of Executive’s, and Executive’s right to reimbursement for such amounts shall not be subject to liquidation or exchange for any other benefit.
(c)Notwithstanding anything in this Agreement to the contrary, if Executive is deemed by the Company at the time of Executive’s Separation from Service to be a “specified employee” for purposes of Section 409A, to the extent delayed commencement of any portion of the benefits to which Executive is entitled under this Agreement is required in order to avoid a prohibited distribution under Section 409A, such portion of Executive’s benefits shall not be provided to Executive prior to the earlier of (i) the expiration of the six (6)-month period measured from the date of Executive’s Separation from Service with the Company or (ii) the date of Executive’s death. Upon the first business day following the expiration of the applicable Section 409A period, all payments deferred pursuant to the preceding sentence shall be paid in a lump sum to Executive (or Executive’s estate or beneficiaries), and any remaining payments due to Executive under this Agreement shall be paid as otherwise provided herein.
(d)Section 26 of the Employment Agreement is hereby incorporated herein by reference and shall continue to apply following the Transition Date as if fully set forth herein and shall survive the termination of the Employment Agreement.
13.Governing Law; Dispute Resolution. Executive and the Company, each represented by legal counsel in drafting and negotiating this Agreement, agree that this Agreement, and all claims and disputes arising in connection with this Agreement, or the negotiation, breach, termination, performance or validity hereof or the transactions contemplated hereby, shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the conflicts of laws principles thereof. Any claim or dispute arising out of or relating to this Agreement, or the negotiation, breach, termination, performance or validity hereof or the transactions contemplated hereby, shall be resolved solely and exclusively in accordance with the terms of Section 13 of the Employment Agreement, which section is incorporated herein by reference and shall continue to apply following the Transition Date as if fully set forth herein and shall survive the termination of the Employment Agreement. EXECUTIVE AND THE COMPANY EXPRESSLY WAIVE ANY RIGHT EITHER MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION OR DEFENSE BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE RELATIONSHIP OF THE PARTIES OR THE CESSATION OF SUCH RELATIONSHIP.
14.Interpretation. Each Party has been represented by counsel in connection with this Agreement and each provision of this Agreement shall be interpreted and construed as if it were equally and jointly drafted by the Parties.
15.Severability. Subject to Section 8, if any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being

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enforced by any rule of law or public policy, the Company may elect to enforce the remainder of the Agreement or cancel it and seek to recover any consideration paid to Executive if Executive has violated this Agreement.
16.Counterparts and Facsimile Signatures. This Agreement may be executed in two (2) or more counterparts (including by means of facsimile or electronically transmitted portable document format (.PDF) signature pages), each of which shall be deemed to be an original, but all of which together shall constitute and be one and the same instrument; provided, that facsimile or electronically transmitted signatures of this Agreement shall be deemed to be originals. Counterpart signatures need not be on the same page.
17.Entire Agreement. This Agreement and the Release contain the entire understanding and agreement between and among the Parties with respect to the subject matter hereof, including, without limitation, the Employment Agreement (other than Sections 4, 9, 13, 15, 20, 22 (to the extent the defined terms therein are relevant to the continuing sections of the Employment Agreement) and 26 thereof, which sections are incorporated herein by reference and shall continue to apply following the Transition Date as if fully set forth herein and shall survive the termination of the Employment Agreement). This Agreement may be amended or modified only with the written consent of Executive and an officer of the Company. No oral waiver, amendment or modification will be effective under any circumstances whatsoever.
18.Notices. All notices under this Agreement shall be provided as specified in Section 9 of the Employment Agreement, which section is incorporated herein by reference and shall continue to apply following the Transition Date as if fully set forth herein and shall survive the termination of the Employment Agreement,.
19.Assignments. No Party shall be permitted to assign this Agreement or any of such Party’s rights or obligations hereunder without the prior written consent of the other Party; provided, however, the Company may assign this Agreement and its rights or obligations hereunder to any of its affiliates, or in connection with a sale of the Company without further action or consent by Executive.
20.Effect of Termination. All of the provisions of this Agreement shall survive termination of this Agreement in accordance with their respective terms.
21.Withholding. All payments made pursuant to this Agreement will be subject to withholding of applicable income, employment and other taxes,
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IN WITNESS WHEREOF, the Parties have made and entered into this Transition Agreement the date first hereinabove set forth.
MANAGEMENT:
TOI MANAGEMENT, LLC, a Delaware limited liability company
By:    /s/ Mark Hueppelsheuser
Name:    Mark Hueppelsheuser
Title:    Authorized Signatory

PARENT:
The Oncology Institute, Inc., a Delaware corporation
By:     /s/ Mark Hueppelsheuser
Name:    Mark Hueppelsheuser
Title:    Authorized Signatory

EXECUTIVE:
/s/ Bradford Hively
Bradford Hively

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Exhibit A
EMPLOYMENT AGREEMENT

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Exhibit B
RELEASE AGREEMENT
This RELEASE AGREEMENT (the “Release”) is entered into by and among the undersigned (“Executive”), TOI Management, LLC, a Delaware limited liability company (“Management”), and The Oncology Institute, Inc., a Delaware corporation (“Parent” and, together with Management and their direct and indirect subsidiaries, the “Company”), effective as of the “Release Effective Date” (as defined below). All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such term in the Transition Agreement dated as of June [___], 2023 between Executive and the Company. The Company and Executive are collectively referred to as the “Parties.”
WHEREAS, Executive and the Company are parties to that certain Transition Agreement dated as of June [___], 2023 (the “Transition Agreement”);
WHEREAS, the Parties agree that Executive is entitled to certain severance benefits under Section 3(a) of the Transition Agreement (the “Severance Benefits”), subject to Executive’s execution of this Release;
WHEREAS, the Company and Executive now wish to fully and finally to resolve all matters between them; and
WHEREAS, defined terms used herein without definition shall have the meanings given to such terms in the Transition Agreement.
NOW, THEREFORE, in consideration of, and subject to, the Severance Benefits payable to Executive pursuant to the Transition Agreement, the adequacy of which is hereby acknowledged by Executive, and which Executive acknowledges that he would not otherwise be entitled to receive, Executive and the Company hereby agree as follows:
1.Release. Executive agrees that, in consideration of the Severance Benefits payable to Executive pursuant to the Transition Agreement, Executive makes this release on behalf of Executive and Executive’s successors, assigns, heirs, beneficiaries, executors, administrators, creditors, representatives, agents and affiliates (the “Releasing Parties”). The release is given to the Company and its parents, subsidiaries, affiliates, partners, and each of their predecessors, successors, and assigns and each and all of their respective past, present or future members, officers, directors, equity holders, trustees, representatives, employees, principals, agents, insurers, partners, lenders, attorneys, and other advisors; and any employee benefit plan established or maintained by the foregoing entities and their plan administrators (collectively, the “Released Parties”). In consideration of the promises and covenants set forth herein and in the Transition Agreement, Executive hereby fully, finally and irrevocably releases, acquits and forever discharges the Released Parties forever and unconditionally of and from any and all commitments, actions, debts, sums of money, claims, counterclaims, suits, causes of action, damages, penalties, demands, liabilities, obligations, costs, expenses, contracts, covenants, controversies, agreements, promises, judgments and compensation of every kind and nature whatsoever, past, present or future, at law or in equity, whether known or unknown, contingent or otherwise, existing or claimed to exist, which such Releasing Parties, or any of them, had, has or may have had at any time arising from the beginning of time through the date Executive signs this Release, against the Released Parties, or any of them, including those relating to or arising out of or from the Transition Agreement or Executive’s service as an employee, officer and/or director of the Company and Executive’s termination of employment (the “Claims”). The Claims include Claims for (a) the payment of base salary; bonus; employee benefits; lost wages or benefits; any other compensation or benefits; compensatory damages; punitive damages; penalties; attorneys’ fees or costs; equitable relief; or any other form of damages or relief; (b) any discrimination claim based on race, religion, color, national origin, age, sex, sexual orientation or preference, disability, or other protected classification under the federal, state, municipal, or local laws of employment, including those arising under the common law, and any alleged violation of the Age Discrimination and Employment Act of 1967 (“ADEA”), the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, the Equal Pay Act, the Civil Rights Act of 1991, Americans With Disabilities Act, the Employee Retirement Income Security Act of 1974, the Fair Labor Standards Act, the Family and Medical Leave Act, the Occupational

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Safety and Health Act, the Worker Adjustment and Retraining Notification Act, or the California Fair Employment and Housing Act, all as amended, and any other law; (c) wrongful termination, back pay, or future wage loss; (d) any other claim, whether in tort, contract or otherwise; and/or (e) any claim for costs, fees or other expenses, including attorneys’ fees. Notwithstanding the foregoing or anything herein to the contrary, nothing herein shall be deemed to release the Released Parties or any of them hereunder from and the term “Claim” shall exclude (i) any claims or other rights that either Party may have arising from a breach by the other Party of its obligations set forth in this Release; (ii) any claim, right or remedy of any of the Releasing Parties under, related to, arising out of or in connection with the provisions of this Release or the Transition Agreement that survive the termination of Executive’s employment, or any of the Released Parties’ executory obligations under this Release (ii); (iii) the Company’s obligations to provide the Severance Benefits or to provide vested benefits under any other plan of the Company in which Executive was a participant as of the Transition Date; (iv) claims arising out of or relating to Executive’s indemnification rights under Section 20 of the Employment Agreement, any and all applicable bylaws, articles of incorporation, insurance policies, California Labor Code Section 2802 and/or applicable law (including but not limited to indemnification relating to any lawsuits, claims, or other legal actions that have been or are hereafter brought against Executive in his capacity as an employee, director or officer or former director, employee, or officer, or otherwise arising out of Executive’s employment), as well as reasonable attorneys’ fees, costs, and expenses incurred by Executive in connection therewith; (v) any claims or rights that cannot be waived or released as a matter of law; (vi) claims with respect to the breach of any covenant to be performed by the Company or any Released Parties after the date of this Release; (vii) claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law; (viii) claims for workers’ compensation insurance benefits under the terms of any worker’s compensation insurance policy or fund of the Company; (ix) Executive’s right to bring to the attention of the Equal Employment Opportunity Commission or the California Department of Fair Employment and Housing claims or any other federal, state or local government agency of discrimination, harassment, retaliation or failure to accommodate, or from participating in an investigation or proceeding conducted by the Equal Employment Opportunity Commission or any other federal, state or local government agency; provided, however, that Executive does release his right to secure any damages for any such alleged treatment; or (x) Executive’s right to communicate or cooperate with any government agency.
2.Release of Unknown Claims. Executive represents that Executive is not aware of any Claims other than the Claims that are released by this Release. Executive expressly acknowledges and agrees that the releases herein are general in nature and as broad as may be granted under applicable law, and that this Release fully and finally settles and forever resolves all of the Claims released hereby, even those which are unknown, unanticipated or unsuspected. Upon the advice of legal counsel, Executive hereto hereby acknowledges that Executive understands, and expressly waives, all benefits and protections under Section 1542 of the Civil Code of California, as well as under any other statutes, legal decisions or common law principles of similar effect to the extent that such benefits or protections may contravene the provisions of this Release. Section 1542 of the Civil Code of California states:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”
Executive hereto acknowledges that the foregoing waiver was separately bargained for and is a key element and material term of this Release.
3.Representations. Executive represents and warrants that Executive (a) has not filed, and there is not pending with any governmental agency or, any state or federal court, or any other forum, any charge or Claim against any of the Released Parties, and (b) is not aware of any facts that could give rise to a charge or Claim against any of the Released Parties.
4.No Assignment of Claims. Executive hereby represents to the Released Parties that Executive (a) is the sole owner of the Claims, (b) has not assigned any Claims or possible Claims against any Released Party, (c) fully intends to release all Claims against the Released Parties, including unknown and contingent Claims, (d) has the full right and power to grant, execute, and deliver the full and complete

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releases, undertakings, and agreements herein contained, and (e) has consulted with counsel with respect to the execution and delivery of this Release and has been fully apprised of the consequences hereof.
5.Covenant Not to Sue; Protected Activities. Executive covenants and agrees not to institute, or to authorize any person on behalf of Executive to institute, any action or proceeding against any of the Released Parties with respect to the released Claims. Executive understands that nothing contained in this Release or the Transition Agreement shall (a) prohibit Executive from filing a charge with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other comparable federal agency, state agency or securities regulatory body (the “Government Agencies”); (b) prohibit Executive from reporting possible violations of law to an appropriate Government Agency in a confidential manner without notice to the Company as authorized in any whistleblower protection provisions of any federal or state law or regulation; (c) prohibit Executive from communicating directly with any governmental, law enforcement, regulatory or self-regulatory body; (d) limit Executive’s lawful opportunity to cooperate with or participate in any administrative proceeding or investigation that may be conducted by a Government Agency; (e) receive awards from a Government Agency as a result of reporting or cooperation; or (f) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Executive has reason to believe is unlawful. With respect to any information disclosed pursuant to this protected activity exception that may constitute confidential or proprietary information, Executive agrees to take all reasonable precautions to prevent any unauthorized use or disclosure to any parties other than the relevant agency or authority. Except as prohibited by applicable law, rule, or regulation, the payments paid to pursuant to this Release will be the sole monetary relief available to Executive, and Executive will not be entitled to recover, and agrees to waive, any additional personal monetary relief that may be sought from or awarded against the Company in the future without regard to who filed or brought such claim. However, this Release does not waive Executive’s right to receive an award for original information from any Government Agency, including but not limited to any such award pursuant to Section 21F of the Securities Exchange Act of 1934. Further, Executive’s participation in an investigation or other legal matter may include a disclosure of trade secret information provided that it must comply with the restrictions in the Defend Trade Secrets Act of 2016 (“DTSA”). The DTSA provides that no individual will be held criminally or civilly liable under Federal or State trade secret law for the disclosure of a trade secret that: (i) is made in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and made solely for the purpose of reporting or investigating a suspected violation of law; or, (ii) is made in a complaint or other document if such filing is under seal so that it is not made public. Also, an individual who pursues a lawsuit for retaliation by an employer for reporting a suspected violation of the law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal, and does not disclose the trade secret, except as permitted by court order.
6.Remedies. Subject to Section 5, Executive understands and agrees that, if Executive violates any of the commitments made in this Release or the Transition Agreement, the Company may seek to recover the Severance Benefits and Executive agrees to pay the actual attorneys’ fees and expenses incurred by the Released Parties in enforcing this Release or the Transition Agreement or in defending a released Claim. However, nothing herein shall affect the Company’s rights to seek restitution, recoupment or setoff or any other remedy in connection with any challenge related to the validity of the release under the ADEA.
7.ADEA Rights. Executive acknowledges that Executive was provided with this Release on June [___], 2023. In compliance with Executive’s statutorily protected rights under the ADEA, no penalty, condition precedent (including any requirement that Executive tender back the Severance Benefits) or other limitation shall be imposed if Executive challenges the waiver of rights under Section 1 or covenant not to sue pursuant to Section 5 under the ADEA on the grounds that the waiver or covenant not to sue was not made knowingly and voluntarily. This Section 7 shall apply notwithstanding any other provision in this Release. Executive hereby acknowledges that the Company has informed Executive that Executive has up to twenty-one (21) days to sign this Release and Executive may knowingly and voluntarily waive all or any part of that twenty-one (21) day period by signing this Release earlier. Executive also understands that Executive shall have seven (7) days following the date on which Executive signs this Release within which to revoke it by providing a written notice of Executive’s revocation to the

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General Counsel of the Company at the following address: 18000 Studebaker Rd, Suite 800, Cerritos, CA 90703. If this Release is not revoked during that seven (7) day period, it shall become final and binding.
8.Adequacy of Information. Executive hereby represents and warrants that Executive has access to adequate information regarding the scope and effect of the release set forth herein, and all other matters encompassed by this Release, to make a voluntary, informed, and knowledgeable decision with regard to entering into this Release. Executive further represents and warrants that Executive has not relied upon the Company in deciding to enter into this Release and has instead made Executive’s own independent analysis and decision to enter into this Release. The Company has advised, and hereby advises, Executive to consult an attorney prior to executing this Release which contains a general release and waiver.
9.Effective Date. This Release shall not become effective unless both of the following events have occurred: (a) execution of this Release by Executive, which shall not occur prior to the Transition Date, and (b) expiration of the revocation period applicable under Section 7 without Executive having given notice of revocation. The date on which this Release becomes effective shall be referred to in this Agreement as the “Release Effective Date.” Unless the Release Effective Date occurs on or before July 30, 2023, this Release shall be null and void and Executive shall not be entitled to the Severance Benefits. The Parties agree that any material or immaterial changes to this Release shall not extend the deadline for the occurrence of the Release Effective Date.
10.Continuing Obligations. Executive hereby expressly reaffirms his obligations under Section 11 of the Transition Agreement and Section 4 of the Employment Agreement, and agrees that such obligations shall survive the Transition Date and the termination of the Employment Agreement and any termination of his services to the Company.
11.Governing Law; Dispute Resolution. Executive and the Company, each represented by legal counsel in drafting and negotiating this Release, agree that this Agreement, and all claims and disputes arising in connection with this Release, or the negotiation, breach, termination, performance or validity hereof or the transactions contemplated hereby, shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the conflicts of laws principles thereof. Any claim or dispute arising out of or relating to this Release, or the negotiation, breach, termination, performance or validity hereof or the transactions contemplated hereby, shall be resolved solely and exclusively in accordance with the terms of Section 14 of the Transition Agreement. EXECUTIVE AND THE COMPANY EXPRESSLY WAIVE ANY RIGHT EITHER MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION OR DEFENSE BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE RELATIONSHIP OF THE PARTIES OR THE CESSATION OF SUCH RELATIONSHIP.
12.Interpretation. Each Party has been represented by counsel in connection with this Agreement and each provision of this Release shall be interpreted and construed as if it were equally and jointly drafted by the Parties.
13.Severability. Subject to Section 5, if any term or other provision of this Release is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, the Company may elect to enforce the remainder of the Release or cancel it and seek to recover any consideration paid to Executive if Executive has violated this Release.
14.Counterparts and Facsimile Signatures. This Release may be executed in two (2) or more counterparts (including by means of facsimile or electronically transmitted portable document format (.PDF) signature pages), each of which shall be deemed to be an original, but all of which together shall constitute and be one and the same instrument; provided, that facsimile or electronically transmitted signatures of this Release shall be deemed to be originals. Counterpart signatures need not be on the same page.
15.Entire Agreement. This Release, together with the Transition Agreement, represents the entire agreement and understanding between the Company and Executive concerning the subject matter of this Release and Executive’s employment with and transition from employment with the

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Company and the events leading thereto and associated therewith, and supersede and replace any and all prior agreements and understandings concerning the subject matter of this Release, together with the Transition Agreement, including, without limitation, the Employment Agreement (other than Sections 4, 9, 13, 15, 20, 22 (to the extent the defined terms therein are relevant to the continuing sections of the Employment Agreement), and 26 thereof, which sections are incorporated herein by reference and shall continue to apply following the Transition Date as if fully set forth herein and shall survive the termination of the Employment Agreement). For the avoidance of doubt, this Release constitutes a part of the Transition Agreement and shall be subject to the terms thereto.
16.Notices. All notices under this Agreement shall be provided as specified in Section 19 of the Transition Agreement.
[Signatures on Next Page]

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    IN WITNESS WHEREOF, the Parties have made and entered into this Release Agreement as of the dates set forth below.
COMPANY:
TOI MANAGEMENT, LLC, a Delaware limited liability company
By:
Name:
Title:    Authorized Signatory
Date:

    PARENT:
    The Oncology Institute, Inc., a Delaware     corporation
    By:
    Name:
    Title: Authorized Signatory
Date:

EXECUTIVE:

Bradford Hively
Date:

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